[LOGO]                                                 BUSINESS LOAN AGREEMENT
-------------------------------------------------------------------------------

                                    PART A

THIS BUSINESS LOAN AGREEMENT ("AGREEMENT") IS MADE BETWEEN TULLY'S COFFEE CORPORATION ("BORROWER") AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (FORMERLY KNOWN AS BANK OF AMERICA NW, N.A.) DOING BUSINESS AS SEAFIRST BANK (INCLUDING ITS SUCCESSORS AND/OR ASSIGNS "BANK") WITH RESPECT TO THE FOLLOWING:

1) LINE OF CREDIT. Subject to the terms of this Agreement, Bank will make loans to Borrower under a revolving line of credit as follows:

      (a)  TOTAL AMOUNT AVAILABLE: $3,000,000; Three Million Dollars.
      Subject to the provisions of any accounts receivable and/or inventory borrowing plan required herein; it is expressly understood that collateral ineligible for borrowing purposes is determined solely by Bank. This Line of Credit replaces $2,000,000 Line of Credit expiring August 31, 1997 under Business Loan Agreement dated March 21, 1996 and $500,000 Line of Credit expiring March 31, 1997 under Borrowing Agreement dated November 1, 1996.

      (b)  AVAILABILITY PERIOD:  Advances are available from December 15,
      1996 through March 31, 2000. However, if loans are made and/or new promissory notes executed after the termination date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by Bank and Borrower provides otherwise, or a replacement loan agreement is executed. The making of such additional advances alone, however, does not constitute a commitment by Bank to make any further advances or extend the availability period.

      (c) INTEREST RATE: Bank's publicly announced prime rate plus .50 percent of the principal per annum, adjusted on the date of any Bank prime rate change.

      (d) INTEREST RATE BASIS: All interest will be calculated on the basis of actual number of days elapsed over a year of 360 days.

      (e) REPAYMENT: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

      (f) LOAN FEE: .50% annual fee on the total commitment amount, payable each April 1st in advance.

      (g) COLLATERAL: This revolving line of credit shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral: first security interest in all assets of Borrower.


                                    PART B

1. PROMISSORY NOTE(S). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.

2. CONDITIONS TO AVAILABILITY OF LOAN/LINE OF CREDIT. Before Bank is obligated to disburse/make any advance, or at any time thereafter which Bank deems necessary and appropriate, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank ("loan documents"):

      2.1  Original, executed promissory note(s);
      2.2 Original executed security agreement(s) and/or deed(s) of trust covering the collateral described in Part A;
      2.3 All collateral described in Part A in which Bank wishes to have a possessory security interest;
      2.4  Financing statement(s) executed by Borrower;
      2.5 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consented to in writing by Bank;
     +2.6 The following guaranty(ies) in favor of the Bank: Tom T. O'Keefe, George E. Hubman
     +2.7  Subordination agreement(s) in favor of Bank executed by: N/A
      2.8 Evidence that the execution, delivery, and performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;
      2.9 Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this Agreement;
      2.10 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in sections 3.3, 3.5, 3.6, 3.7, 3.8 and such other matters as the Bank may reasonably request;
      2.11 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of in-house counsel);
     +2.12 Other (describe);

3.   REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to
     Bank, except as Borrower has disclosed to Bank in writing, as of the date of this Agreement and hereafter so long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory notes that:

     +3.1 Borrower is duly organized and existing under the laws of the state of its organization as a:

                                    General            Limited           Sole
        / X / Corporation   ____  Partnership   ____ Partnership  ____ Proprietorship  dba ____

        Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under, and complied with, where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities; the execution, delivery, and performance of this Agreement and such notes and other instruments required herein are within Borrower's powers, have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower, and this Agreement, such notes and the loan documents are valid and enforceable according to their terms;
   3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;
   3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business), and no assets or revenues of the Borrower are subject to any lien except as required or permitted by this Agreement, disclosed in its financial statements or otherwise previously disclosed to Bank in writing;
   3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission and are and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;
   3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith;
   3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other event has occurred which may have a material adverse effect on Borrower's financial condition;
   3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7) under this Agreement;
   3.8 Borrower has exercised due diligence in inspecting Borrower's properties for hazardous wastes and hazardous substances. Except as otherwise previously disclosed and acknowledged to Bank in writing:
        (a) during the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties; (b) Borrower has no actual or constructive knowledge that there has been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties by any prior owner or occupant of any of Borrower's properties; and (c) Borrower has no actual or constructive notice of any actual or threatened litigation or claims of any kind by any person relating to such matters. The terms "hazardous waste(s)," hazardous substance(s)," "disposal," "release," and "threatened release" as used in this Agreement shall have the same meanings as set forth in the Comprehensive Environment Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.
        Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986, as amended, Pub. L. No. 99-499, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 49 U.S.C.
        Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing.
   +3.9 Each chief place of business of Borrower, and the office or offices where Borrower keeps its records concerning any of the collateral, is located at: 2010 Airport Way S., Seattle, WA 98134.

4. AFFIRMATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s) Borrower will:

   +4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes: working capital and to fund retail stores.
   +4.2 Maintain current assets in an amount at least equal to N/A times current liabilities, and not less than $ N/A. Current assets and current liabilities shall be determined in accordance with generally accepted accounting principles and practices, consistently applied;
   +4.3 Maintain a tangible net worth of at least $250,000 at all times, increasing to $2,500,000 by March 31, 2000, and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed N/A times Borrower's tangible net worth. "Tangible net worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation, and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of such corporation last ended at the date of this Agreement;
   +4.4 Upon request Borrower agrees to insure and to furnish Bank with evidence of insurance covering the life of Borrower (if an individual) or the lives of designated partners or officers of Borrower (if a partnership or corporation) in the amounts stated below. Borrower shall take such actions as are reasonably requested by Bank, such as assigning the insurance policies to Bank or naming Bank as beneficiary and obtaining the insurer's acknowledgment thereof, to provide that in the event of the death of any of the named insured the policy proceeds will be applied to payment of Borrower's obligations owing to Bank;


            Name:     N/A                    Amount:
               -------------------------       -----------------------

            Name:                            Amount:
               -------------------------       -----------------------

    +4.5 Promptly give written notice to Bank of: (a) all litigation and claims made or threatened affecting Borrower where the amount is $50,000 or more; (b)any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; (c) any Event of Default under this Agreement or any other agreement with Bank or any other creditor or any event which become an Event of Default; and (d) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations;
    +4.6 Borrower shall as soon as available, but in any event within 120 days following the end of each Borrower's fiscal years and within 45 days following the end of each month provide to Bank, in a form satisfactory to Bank (including audited statements if required at any time by Bank), such financial statements and other information respecting the financial condition and operations of Borrower as Bank may reasonably request;
    +4.6a Updated personal financial statements for Guarantors to be provided annually or upon request;
     4.7 Borrower will maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower and all policies covering property given as security for the loans shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty (30) days after notice from Bank, to obtain such additional insurance with an insurer satisfactory to the Bank;
     4.8 Borrower will pay all indebtedness taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become delinquent, except any which is being contested by the Borrower in good faith;
     4.9 Borrower will continue to conduct its business as presently constituted, and will maintain and preserve all rights, privileges and franchises now enjoyed, conduct Borrower's business in an orderly, efficient and customary manner, keep all Borrowers properties in good working order and condition, and from time to time make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved.
     4.10 Borrower will maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business;
     4.11 Borrower will permit representatives of Bank to examine and make copies of the books and records of Borrower and to examine the collateral of the Borrower at reasonable times;
     4.12 Borrower will perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided for herein or otherwise carry out the intent of this Agreement;
     4.13 Borrower will comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to any of Borrower's employee benefit plans;
     4.14 Borrower will permit representatives of Bank to enter onto Borrower's properties to inspect and test Borrower's properties as Bank, in its sole discretion, may deem appropriate to determine Borrower's compliance with section 5.8 of this Agreement; provided however, that any such inspections and tests shall be for Bank's sole benefit and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any third party.

5. NEGATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s):

    +5.1 Borrower will not, during any fiscal year, expend or incur in the aggregate more than $ N/A for fixed assets, nor more than $ N/A for any single fixed asset whether or not payable that fiscal year or later under any purchase agreement or lease;
    +5.2 Borrower will not, without the prior written consent of Bank, purchase or lease under an agreement for acquisition exceeding $250,000, incur any other indebtedness for borrowed money exceeding $250,000, mortgage, assign, or otherwise encumber any of Borrower's assets, nor sell, transfer or otherwise hypothecate any such assets except in the ordinary course of business. Borrower shall not guaranty, endorse, co-sign, or otherwise become liable upon the obligations of others, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For purposes of this paragraph, the sale or assignment of accounts receivable, or the granting of a security interest therein, shall be deemed the incurring of indebtedness for borrowed money;

    +5.3 The total of salaries, withdrawals, or other forms of compensation, whether paid in cash or otherwise, by Borrower shall not exceed the following amounts for the persons indicated, nor will amounts in excess of such limits be paid to any other person:


            Name:    N/A                Amount:
               -------------------------       -----------------------

            Name:                       Amount:
               -------------------------       -----------------------


     5.4 Borrower will not, without Bank's prior written consent, declare any dividends on shares of its capital stock, or apply any of its assets to the purchase, redemption or other retirement of such shares, or otherwise amend its capital structure;
    +5.5 Borrower will not make any loan or advance to any person(s) or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except: (a) commercial bank time deposits maturing within one year, (b) marketable general obligations of the United States or a State, or marketable obligations fully guaranteed by the United States, (c) short-term commercial paper with the highest rating of a generally recognized rating service, (d) other investments related to the Borrower's business which, together with such other investments now outstanding, do not in the aggregate exceed the sum of $500,000 at any time;
     5.6 Borrower will not liquidate or dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease, or dispose of Borrower's business as a whole or such as in the opinion of Bank constitute a substantial portion of Borrower's business or assets;
     5.7 Borrower will not engage in any business activities or operations substantially different from or unrelated to present business activities or operations; and
     5.8 Borrower, and Borrower's tenants, contractors, agents or other parties authorized to use any of Borrower's properties, will not use, generate, manufacture, store, treat, dispose of, or release any hazardous substance or hazardous waste in, on, under or about any of Borrower's properties; and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances, including without limitation those described in section 3.8.

6. WAIVER, RELEASE AND INDEMNIFICATION. Borrower hereby: (a) releases and waives any claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any of the applicable federal, state or local laws, regulations or ordinances, including without limitation those described in section 3.8, and (b) agrees to indemnify and hold Bank harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of (i) any of Borrower's representations and warranties with respect to hazardous wastes and hazardous substances contained in section 3.8, or (ii) section
     5.8. The provisions of this section 6 shall survive the full and final payment of all sums outstanding under this Agreement and promissory notes and shall not be affected by Bank's acquisition of any interest in any of the Borrower's properties, whether by foreclosure or otherwise.

7. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make all sums of interest and principal outstanding under the loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all rights hereunder or at law:

     7.1 The Borrower shall fail to pay when due any amount payable by it hereunder on any loans or notes executed in connection herewith;
     7.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement for a period of (15) days after the earlier of written notice thereof shall have been given to the Borrower by Bank or Borrower or any Guarantor has knowledge of an Event of Default or an event that can become an Event of Default;
     7.3 Borrower shall fail to pay when due any other obligation for borrowed money, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation or any such other debt shall be declared to be due and payable and such failure shall continue after the applicable grace period;
     7.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made;
     7.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty (30) days or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;
    +7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $ 50,000 which remains unpaid, unstayed on appeal, unbonded, or undismissed for a period of thirty (30) days;
     7.7 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of the Bank, will adversely affect Borrower's condition, operations or ability to repay the loan and/or line of credit;

      7.8 Failure of Bank to have a legal, valid and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this Agreement;
      7.9 Borrower dies, becomes incompetent, or ceases to exist as a going concern;
      7.10 Any of the preceding events occur with respect to any guarantor of credit under this Agreement, or such guarantor dies or becomes incompetent, unless the obligations arising under the guaranty and related agreements have been unconditionally assumed by the guarantor's estate in a manner satisfactory to Bank.

8. SUCCESSORS; WAIVERS. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

9.    ARBITRATION.

      9.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this Agreement or any Loan Document executed in connection with this Agreement or arising from any alleged tort shall be settled by arbitration in King County Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.
            For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joiner in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated.
      9.2 Notwithstanding the provisions of Section 9.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property;
      9.3 No provision of this Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration. At Bank's option foreclosure under any deed of trust may be accomplished by exercise of the power of sale under the deed of trust or judicial foreclosure as a mortgage.

10. COLLECTION ACTIVITIES, LAWSUITS AND GOVERNING LAW. Borrower agrees to pay Bank all costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), to enforce this Agreement, any notes or any Loan Documents pursuant to this Agreement, whether or not suit is instituted. If suit is instituted by Bank to enforce this Agreement or any of these documents, Borrower consents to the personal jurisdiction of the Courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of this suit, being laid in King County, Washington. This Agreement and any notes and security agreements entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

+ll. ADDITIONAL PROVISIONS. Borrower agrees to the additional provisions set forth immediately following this Section 11 or on any "Exhibit N/A" attached to and hereby incorporated into Agreement. This Agreement supersedes all oral negotiations or agreements between Bank and Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.

      11.1 If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and (b) all other provisions shall remain in full force and effect.
      11.2 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or
            (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive, absent manifest error.

      11.3 Bank may sell participations in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the right of set off against the Borrower and may enforce its interest in the Loan irrespective of any claims or defenses the Borrower may have against the Bank.

     +11.4 Proceeds from additional equity capital or subordinated debt issued will be applied to the outstanding balance of the revolving credit commitment.

12. NOTICES. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

13. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This Business Loan Agreement (Parts A and B) executed by the parties on _________ 19 __ Borrower acknowledges having read all of the provisions of this Agreement and Borrower agrees to its terms.


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DOING BUSINESS AS SEAFIRST BANK
MET WHOLESALE BANKING, TEAM #7


------------------------------------------------------------------------------

By:        Mary Knell                   Title:             Vice President

------------------------------------------------------------------------------

Address: 701 Fifth Avenue, Floor 12     City, State, Zip:  Seattle, WA 98104

------------------------------------------------------------------------------

Phone:   (206) 358-3588                 Fax:               (206) 585-1794

------------------------------------------------------------------------------


TULLY"S COFFEE CORPORATION
(Borrower)

------------------------------------------------------------------------------

By:        [ILLEGIBLE]                  Title:             President

------------------------------------------------------------------------------

Address: 2010 Airport Way So.           City, State, Zip:  Seattle, WA 98134

------------------------------------------------------------------------------

Phone:   (206) 233-2071                 Fax:               (206) 233-2077

------------------------------------------------------------------------------

                                    [LOGO]

                                PROMISSORY NOTE

PRINCIPAL      LOAN DATE      MATURITY       LOAN NO        CALL      COLLATERAL     ACCOUNT        OFFICER   INITIALS
----------------------------------------------------------------------------------------------------------------------
$3,000,000.00                 03-31-2000       R26                                  9075799840       83002
----------------------------------------------------------------------------------------------------------------------
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
----------------------------------------------------------------------------------------------------------------------
BORROWER: TULLYS COFFEE CORPORATION              LENDER: BANK OF AMERICA NT&SA D/B/A SEAFIRST BANK
          2010 AIRPORT WAY SOUTH                         800 FIFTH AVENUE
          SEATTLE, WA 98134                              P.O. BOX 84448
                                                         SEATTLE, WA 98124
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
PRINCIPAL AMOUNT: $3,000,000.00       0.500% OVER THE INDEX         DATE OF NOTE: DECEMBER 15, 1996

PROMISE TO PAY. TULLYS COFFEE CORPORATION ("BORROWER") PROMISES TO PAY TO BANK OF AMERICA NT&SA D/B/A SEAFIRST BANK ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF THREE MILLION & 00/100 DOLLARS ($3,000,000.00) OR SO MUCH AS MAY BE OUTSTANDING, TOGETHER WITH INTEREST ON THE UNPAID OUTSTANDING PRINCIPAL BALANCE UNTIL PAID IN FULL.

PAYMENT. BORROWER WILL PAY THIS LOAN IN ONE PAYMENT OF ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED UNPAID INTEREST ON MARCH 31, 2000. IN ADDITION, BORROWER WILL PAY REGULAR MONTHLY PAYMENTS OF ACCRUED UNPAID INTEREST BEGINNING JANUARY 1, 1997, AND ALL SUBSEQUENT INTEREST PAYMENTS ARE DUE ON THE SAME DAY OF EACH MONTH AFTER THAT. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender to automatically deduct from Borrower's CHECKING/SAVINGS account number 0067664003, or such other Seafirst account as may be authorized in the future, the loan payment according to the amount and terms of this Note. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reasons, Borrower or Lender may voluntarily terminate Automatic Payments. Our business days are Monday through Friday. Payments that come due on a Saturday, Sunday or legal bank holiday, will be deducted on the following business day.

VARIABLE INTEREST RATE. THE INTEREST RATE ON THIS NOTE IS SUBJECT TO CHANGE FROM TIME TO TIME BASED ON CHANGES IN AN INDEX WHICH IS THE LENDER'S PUBLICLY ANNOUNCED REFERENCE RATE (THE "INDEX"). The interest rate change will not occur more often than each day the Reference Rate changes. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF 0.500 PERCENTAGE POINTS OVER THE INDEX. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT FEE. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, Borrower will be charged 5.000% OF THE REGULARLY SCHEDULED PAYMENT OR $20.00, WHICHEVER IS GREATER.

DEFAULT. Borrower will be in default if any of the following happens:
(a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 2.500 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS SITUATED IN KING COUNTY, THE STATE OF WASHINGTON. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: TOM T. O'KEEFE AND STEVE GRIFFIN. Borrower agrees to be liable for all sums either:
(a) advanced in accordance with the instructions of an authorized person or
(b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or

                                PROMISSORY NOTE                           PAGE 2
                                  (Continued)


GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this loan, with the consent of Borrower, or release any party or guarantor; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

TULLYS COFFEE CORPORATION

BY: /s/ Tom T. O'Keefe
    -------------------------
    TOM T. O'KEEFE, PRESIDENT

                     AMENDMENT TO LIMITED GUARANTY AGREEMENT

         This Amendment amends that certain Limited Guaranty Agreement dated March 21, 1996 (the "Guaranty"), by Tom T. O'Keefe and George E. Hubman in favor of Bank of America NW, N.A. Bank of America NW, N.A. has since merged into Bank of America National Trust and Savings Association, but continues to do business as Seafirst Bank. For mutual consideration, the parties agree as follows:

         1. Section 2 of the Guaranty is amended in its entirety to read as follows:

                  2. LIMITATION OF LIABILITY. THE LIABILITY OF GUARANTOR UNDER THIS AGREEMENT SHALL BE LIMITED TO THE PRINCIPAL AMOUNT OF $1,500,000.00, PLUS ALL INTEREST ON THE OBLIGATIONS, PLUS ALL COLLECTION COSTS AND EXPENSES, ATTORNEYS' FEES, AND LEGAL EXPENSES (INCLUDING THE ALLOCATED COST OF IN-HOUSE COUNSEL, AND INCLUDING ALL LEGAL FEES INCURRED IN ANY ACTION, BANKRUPTCY PROCEEDING, ARBITRATION OR OTHER ALTERNATIVE DISPUTE RESOLUTION PROCEEDING, OR APPEAL, OR IN THE COURSE OF EXERCISING ANY JUDICIAL OR NONJUDICIAL REMEDIES) RELATING TO (i) THE COLLECTION OF THE OBLIGATIONS AND (ii) THE ENFORCEMENT OF THIS AGREEMENT. IF, HOWEVER, (a) BORROWER SHALL FAIL
         TO ACHIEVE THE TANGIBLE NET WORTH COVENANT, AS DEFINED UNDER
         SECTION 4.3 OF THE BUSINESS LOAN AGREEMENT DATED MARCH 14, 1997, BETWEEN BORROWER AND BANK (THE "LOAN AGREEMENT"), OR (b) BORROWER SHALL FAIL TO ACHIEVE A POSITIVE VARIANCE IN TOTAL SALES AGAINST BUDGET AS OF EACH FISCAL QUARTER END, BEGINNING WITH THE SECOND FISCAL QUARTER OF 1997, OR (c) BORROWER IS IN DEFAULT UNDER ANY OF THE LOAN DOCUMENTS EVIDENCING THE OBLIGATIONS, THEN GUARANTOR'S LIABILITY UNDER THIS AGREEMENT SHALL INCREASE TO THE LESSER OF (1) THE OUTSTANDING PRINCIPAL BALANCE OF THE OBLIGATIONS, OR (2) $3,000,000. GUARANTOR'S LIABILITY UNDER THIS AGREEMENT SHALL REDUCE TO $1,000,000 IF
         (x) BORROWER ACHIEVES A FIXED CHARGE COVERAGE RATIO, DEFINED AS EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION DIVIDED BY INTEREST EXPENSE (ASSUMING DEBT OF $1,000,000) OF AT LEAST 1.25% FOR TWO CONSECUTIVE FISCAL QUARTERS AND (y) BORROWER SHALL NOT OTHERWISE BE IN DEFAULT UNDER ANY OF THE LOAN DOCUMENTS EVIDENCING THE OBLIGATIONS.

         2. Except as specifically amended by this Amendment, all other terms, conditions, and definitions of the Guaranty shall remain in full force and effect.

         DATED March _____, 1997.

GUARANTORS:                                LENDER:

                                           SEAFIRST BANK


/s/ Tom T. O'Keefe
---------------------------------
TOM T. O'KEEFE
                                           By  /s/ Mary Knell
                                           ---------------------------------
                                                  Mary Knell, Vice President

/s/ George E. Hubman
---------------------------------
GEORGE E. HUBMAN

[LOGO]                                                        LOAN MODIFICATION
                                                                      AGREEMENT
--------------------------------------------------------------------------------

    This agreement amends the PROMISSORY NOTE dated DECEMBER 15, 1996 ("Note") and Business Loan Agreement dated MARCH 27, 1997 ("Business Loan Agreement"), each executed by TULLYS COFFEE CORPORATION ("Borrower") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DOING BUSINESS AS SEAFIRST BANK ("Bank"), regarding a loan in the maximum principal amount of $3,000,000.00 (the "Loan"), which currently has a maximum principal amount of $6,000,000.00. For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

    1. CREDIT LIMIT. The maximum principal amount of Borrower's line of credit is hereby changed to $6,700,000.00, and Borrower's maximum liability for principal under the Note is also changed to $6,700,000.00 from June 28, 1998 to November 30, 1998. Then on December 1, 1998, the maximum principal amount of Borrower's line of credit will be decreased to $6,500,000.00 and reducing to $6,000,000.00 on April 1, 1999 and Borrower's maximum liability for principal under the Note is also decreased to $6,000,000.00. Borrower must make a principal payment in the amount necessary, if any, to reduce the principal balance of this Note to the reduced maximum Borrowing amount.

    2. MATURITY DATE. The maturity date of the Note is changed to MARCH 31, 2000. Bank's commitment to make advances to Borrower under its line of credit is also extended to MARCH 31, 2000.

    3. COVENANTS. The following covenants of the Business Loan Agreement are modified as follows:

    - PART B, SECTION 4.3, 1ST SENTENCE IS CHANGED TO: MAINTAIN A MINIMUM TOTAL STOCKHOLDERS EQUITY OF $1,000,000.00.

       PART B, SECTION 5.2, IS AMENDED TO READ: BORROWER WILL NOT WITHOUT THE PRIOR WRITTEN CONSENT OF BANK, PURCHASE OR LEASE UNDER AN AGREEMENT FOR ACQUISITION EXCEEDING $500,000.00, INCUR ANY OTHER INDEBTEDNESS FOR BORROWED MONEY EXCEEDING $250,000.00 HOWEVER ADDITIONAL INDEBTEDNESS OF CONVERTIBLE PREFERRED DEBT IS PERMITTED PROVIDED IT IS FULLY SUBORDINATED IN FORM AND MANNER ACCEPTABLE TO BANK, MORTGAGE ASSIGN OR OTHERWISE ENCUMBER ANY OF BORROWER'S ASSETS, NOR SELL, TRANSFER OR OTHERWISE HYPOTHECATE ANY SUCH ASSETS EXCEPT IN THE ORDINARY COURSE OF BUSINESS.

    - ON THE BASIS OF A COMPREHENSIVE REVIEW AND ASSESSMENT OF BORROWER'S SYSTEMS AND EQUIPMENT AND INQUIRY MADE OF BORROWER'S MATERIAL SUPPLIERS, VENDORS AND CUSTOMERS, BORROWER REASONABLY BELIEVES THAT THE "YEAR 2000 PROBLEM" (THAT IS, THE INABILITY OF COMPUTERS, AS WELL AS EMBEDDED MICROCHIPS IN NON-COMPUTING DEVICES, TO PERFORM PROPERLY DATE-SENSITIVE FUNCTIONS WITH RESPECT TO CERTAIN DATES PRIOR TO AND AFTER DECEMBER 31, 1999), INCLUDING COSTS OF REMEDIATION, WILL NOT RESULT IN A MATERIAL ADVERSE CHANGE IN THE OPERATIONS, BUSINESS, PROPERTIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS OF BORROWER. BORROWER HAS DEVELOPED FEASIBLE CONTINGENCY PLANS ADEQUATELY TO ENSURE UNINTERRUPTED AND UNIMPAIRED BUSINESS OPERATION IN THE EVENT OF FAILURE OF ITS OWN OR A THIRD PARTY'S SYSTEMS OR EQUIPMENT DUE TO THE YEAR 2000 PROBLEM, INCLUDING THOSE OF VENDORS, CUSTOMERS, AND SUPPLIERS, AS WELL AS A GENERAL FAILURE OF OR INTERRUPTION IN ITS COMMUNICATIONS
AND DELIVERY INFRASTRUCTURE.

    4. OTHER TERMS. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Business Loan Agreement, and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

    DATED June 26, 1998.

Bank:                                      Borrower:

SEAFIRST BANK                              TULLYS COFFEE CORPORATION

By      /s/ Mary Knell                     By   /s/ Tom T. O'Keefe
   ------------------------------------      ----------------------------------
                                           TOM T. O'KEEFE, PRESIDENT
Title   Vice President
     ----------------------------------

CONSENT OF GUARANTORS:

/s/ Tom T. O'Keefe
---------------------------------------
TOM T. O'KEEFE

/s/ George E. Hubman
---------------------------------------
GEORGE E. HUBMAN

[LOGO]                                                        LOAN MODIFICATION
                                                                      AGREEMENT
--------------------------------------------------------------------------------

    This agreement amends the PROMISSORY NOTE dated DECEMBER 15, 1996 ("Note") and Business Loan Agreement dated MARCH 27, 1997 ("Business Loan Agreement"), each executed by TULLYS COFFEE CORPORATION ("Borrower") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DOING BUSINESS AS SEAFIRST BANK ("Bank"), regarding a loan in the maximum principal amount of $3,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

    1. CREDIT LIMIT. The maximum principal amount of Borrower's line of credit is hereby changed to $6,000,000.00, and Borrower's maximum liability for principal under the Note is also changed to $6,000,000.00. Then, on August 31, 1998, the maximum principal amount of Borrower's line of credit will be decreased to $3,000,000.00 and Borrower's maximum liability for principal under the Note is also decreased to $3,000,000.00. Borrower must make a principal payment in the amount necessary, if any, to reduce the principal balance of the Note to the reduced maximum Borrowing amount.

    2. COVENANTS. The following covenants of the Business Loan Agreement are modified as follows:

BORROWER HAS CONDUCTED A COMPREHENSIVE REVIEW AND ASSESSMENT OF THE BORROWER'S COMPUTER APPLICATIONS AND MADE INQUIRY OF THE BORROWER'S KEY SUPPLIERS, VENDORS AND CUSTOMERS WITH RESPECT TO THE "YEAR 2000 PROBLEM" (THAT IS, THE RISK THAT COMPUTER APPLICATIONS MAY NOT BE ABLE TO PROPERLY PERFORM DATE-SENSITIVE FUNCTIONS AFTER DECEMBER 31, 1999) AND, BASED ON THAT REVIEW AND INQUIRY, THE BORROWER DOES NOT BELIEVE THE YEAR 2000 PROBLEM WILL RESULT IN A MATERIAL ADVERSE CHANGE IN THE BORROWER'S BUSINESS CONDITION (FINANCIAL OR OTHERWISE), OPERATIONS, PROPERTIES, OR ABILITY TO REPAY THE CREDIT.

    3. OTHER TERMS. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Business Loan Agreement, and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

    DATED June 8, 1998

Bank:                                         Borrower:

SEAFIRST BANK                                 TULLYS COFFEE CORPORATION

By   /s/ Mary Knell                           By:   /s/ Tom T. O'Keefe
  -----------------------------                  ------------------------------
Title     Vice President                            TOM T. O'KEEFE, PRESIDENT
     --------------------------


CONSENT OF GUARANTORS:

   /s/ Tom T. O'Keefe
-----------------------------------
 TOM T. O'KEEFE

/s/  George E. Hubman
-----------------------------------
 GEORGE E. HUBMAN

[LOGO]                                                        LOAN MODIFICATION
                                                                      AGREEMENT
--------------------------------------------------------------------------------

    This agreement amends the PROMISSORY NOTE dated DECEMBER 15, 1996 ("Note") executed by TULLYS COFFEE CORPORATION ("Borrower") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DOING BUSINESS AS SEAFIRST BANK ("Bank"), regarding a loan in the maximum principal amount of $3,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

    1. CREDIT LIMIT. The maximum principal amount of Borrower's line of credit is hereby changed to $4,500,000.00, and Borrower's maximum liability for principal under the Note is also changed to $4,500,000.00. Then, on May 31, 1998, the maximum principal amount of Borrower's line of credit will be decreased to $3,000,000.00 and Borrower's maximum liability for principal under the Note is also decreased to $3,000,000.00. Borrower must make a principal payment in the amount necessary, if any, to reduce the principal balance of this Note to the reduced maximum Borrowing amount.

    2. OTHER TERMS. Except as specifically amended by this agreement or prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

    DATED April 20, 1998

Bank:                                         Borrower:

SEAFIRST BANK                                 TULLYS COFFEE CORPORATION

By   /s/ Mary Knell                          By:   /s/ Tom T. O'Keefe
  -----------------------------                  ------------------------------
Title     Vice President                            TOM T. O'KEEFE, PRESIDENT
     --------------------------

                             GENERAL GUARANTY AGREEMENT

     In this agreement "Guarantor" refers to each person, partnership, corporation, association or legal entity which signs this agreement. "Bank" refers to Bank of America National Trust and Savings Association, doing business as Seafirst Bank, its successor and assigns.

     1.   GUARANTOR'S PROMISE TO REIMBURSE BANK FOR BORROWER'S OBLIGATION TO
BANK.

     To induce Bank to lend money, or extend other credit to TULLY'S COFFEE CORPORATION ("Borrower") or for other consideration, Guarantor guarantees payment to Bank of all the Obligations. "Obligations" means all principal, interest, late charges, loan fees, collection costs and expenses, attorneys' fees and legal expenses (including the allocated cost of in-house counsel, and including all legal fees incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies) which Borrower may now owe to Bank or for which Borrower may become obligated to pay or reimburse Bank for in the future, under promissory notes or other instruments executed by Borrower, and any other obligation which may arise from Borrower to Bank of any kind or type.

     2.   BENEFIT FROM GUARANTOR'S PROMISE.

     Guarantor is either financially interested in Borrower or will receive other benefits, directly or indirectly, as a result of Guarantor's promise.

     3.   WRITTEN NOTICE NEEDED TO WITHDRAW GUARANTOR'S PROMISE

     Guarantor's promise shall remain effective until Bank actually receives, at its Metropolitan Wholesale, Team 7 office, written notice from Guarantor that Guarantor withdraws Guarantor's promise. Withdrawal of Guarantor's promise will have no effect on Guarantor's promise as to Obligations Borrower owes Bank before the withdrawal is effective, or for renewals or extensions of those Obligations made after Bank receives Guarantor's notice, or for amounts Bank is then committed to advance to Borrower, or for attorneys' fees and all other costs and expenses incurred by Bank in enforcing those Obligations. Also, withdrawal of Guarantor's promise by one person who has signed this agreement will have no effect on Guarantor's promise with respect to anyone else who has signed this agreement.

     4.   BANK'S RIGHT NOT TO PROCEED AGAINST BORROWER OR OTHERS.

     Guarantor's promise is joint and several as to each of the individuals or entities signing below. Bank may enforce each Guarantor's promise without attempting to collect Borrower's Obligations from Borrower, any co-maker, any other guarantor, or anyone else who is liable for Borrower's Obligations.

     5.   BANK'S RIGHT NOT TO PROCEED AGAINST COLLATERAL.

     Bank may enforce Guarantor's promise without attempting to enforce Bank's rights in any collateral Bank now has or may later acquire as security for Borrower's Obligations.

     6.   OTHER RIGHTS OF BANK AND GUARANTOR'S WAIVER OF NOTICE.

     Bank may do any of the following things as many times as Bank wishes, without Guarantor's permission and without notifying Guarantor, and this will not affect Guarantor's promise:

          (a) Bank may extend the time for repayment of any of Borrower's Obligations.

          (b)  Bank may renew any of Borrower's Obligations.

          (c) Bank may stop lending money or extending other credit to Borrower.

          (d)  Bank may make any other changes in its agreement with Borrower.

          (e) Bank may exchange or release any collateral Bank now holds or may later acquire as security for Borrower's Obligations.

          (f) Bank may apply any money or collateral received from or on behalf of Borrower to the repayment of any of Borrower's Obligations in any order Bank wishes.

     7.   GUARANTOR'S ADDITIONAL WAIVERS OF NOTICE.

     Bank does not have to notify Guarantor of any of the following events and this will not affect Guarantor's promise:

          (a) Bank does not have to notify Guarantor of Bank's acceptance of Guarantor's promise.

          (b) Bank does not have to notify Guarantor when Bank lends money, leases equipment or extends other credit to Borrower or acquires Obligations of Borrower.

          (c) Bank does not have to notify Guarantor of Borrower's failure to pay Borrower's Obligations when due, or of Borrower's failure to perform any other duty owed to Bank when required.

     Bank will use its reasonable efforts to notify Guarantor of any failure by Borrower to pay the Obligations when due; provided, however, any reasonable failure or delay by Bank in doing so shall not affect Guarantor's promise.

     8.   GUARANTOR'S DUTY TO KEEP INFORMED OF BORROWER'S FINANCIAL CONDITION.

     Guarantor is now adequately informed of Borrower's financial condition, and Guarantor agrees to keep so informed. Bank does not have to provide Guarantor with any present or future information concerning the financial condition of Borrower, and this does not affect Guarantor's promise. Guarantor has not relied on financial information furnished by Bank.

     9.   GUARANTOR'S AGREEMENT TO POSTPONE RIGHTS AGAINST BORROWER.

     By paying Bank under this agreement, Guarantor may acquire rights against Borrower such as subrogation rights. Guarantor agrees not to exercise any of those rights until Borrower has fully paid its Obligations to Bank.

     10.  GUARANTOR'S ASSIGNMENT OF RIGHTS AGAINST BORROWER.

     Guarantor assigns to Bank all rights Guarantor may have against Borrower or Borrower's property in any proceeding under the federal Bankruptcy Code, or any receivership or insolvency proceeding. This assignment includes all rights of Guarantor to be paid by Borrower even though they have nothing to do with this agreement. However, when Bank has been fully paid everything owed under Guarantor's promise, Guarantor may then enforce any of these rights which still remain. This assignment does not prevent Bank from enforcing Guarantor's promise in any way.

     11.  ATTORNEY'S FEES AND COLLECTION EXPENSES.

     Guarantor agrees to pay a reasonable attorneys' fee and all other costs and expenses which Bank may incur in enforcing or defending this agreement, whether or not a lawsuit is started.

     12.  LAW THAT APPLIES AND WHERE GUARANTOR MAY BE SUED.

     This agreement governed by Washington law. Guarantor consents to the personal jurisdiction of the courts of the State of Washington and the federal courts located in Washington so that Bank may sue Guarantor in Washington to enforce this agreement. Guarantor agrees not to claim that Washington is an inconvenient place for trial. At Bank's option, the venue (location) of any suit to enforce this agreement may be in Seattle, Washington.

     13.  MANDATORY ARBITRATION.

         (a) At the request of either Bank or Guarantor, any controversy or claim between Bank and Guarantor, arising from or relating to this agreement, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgement upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

         (b) Notwithstanding the provisions of subsection 13.(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property.

         (c) No provision of this subsection shall limit the right of Guarantor or Bank to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

     14.  COUNTERPARTS.

     This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument. This agreement shall become effective as to each Guarantor when a counterpart signed by such Guarantor is received, regardless of whether all other counterparts are received.

          15.  CREDIT REPORTS.

          Each individual Guarantor authorizes and directs Bank as Bank deems necessary to obtain one or more credit reports about such Guarantor as individuals in connection with Bank's decision to make the loan(s) guaranteed by this agreement and/or any renewal, monitoring, or collection of any such loan(s).

          16.   WHOLE AGREEMENT.

         This agreement, including all counterparts, constitutes the entire understanding between Bank and Guarantor concerning the guaranty reflected by this agreement, and it may be changed only in writing signed by Bank and Guarantor.

          GUARANTOR HAS READ THIS AGREEMENT AND RECEIVED A COPY. BY SIGNING THIS AGREEMENT, GUARANTOR AGREES TO ITS TERMS. GUARANTOR UNDERSTANDS THAT, AS A RESULT, GUARANTOR IS LIABLE FOR THE OBLIGATIONS OF BORROWER IF BORROWER FAILS TO PAY BANK WHEN THEY ARE DUE. IF THIS HAPPENS, BANK MAY, IF IT WANTS, REQUIRE GUARANTOR TO PAY BORROWER'S OBLIGATIONS.


         Dated as of April________, 1998.




Guarantor:
---------




 /s/ Tom T. O'Keefe
------------------------
TOM T. O'KEEFE




/s/ George E. Hubman
-----------------------
GEORGE E. HUBMAN

[Letterhead]                                           LOAN MODIFICATION
                                                               AGREEMENT
-----------------------------------------------------------------------------

          This agreement amends the PROMISSORY NOTE dated DECEMBER 15, 1996 ("Note") executed by TULLYS COFFEE CORPORATION ("Borrower") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DOING BUSINESS AS SEAFIRST BANK ("Bank"), regarding a loan in the maximum principal amount of $3,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

          1. CREDIT LIMIT. The maximum principal amount of Borrower's line of credit is hereby changed to $4,500,000.00, and Borrower's maximum liability for principal under the Note is also changed to $4,500,000.00. Then, on April 10, 1998, the maximum principal amount of Borrower's line of credit will be decreased to $3,000,000.00 and Borrower's maximum liability for principal under the Note is also decreased to $3,000,000.00. Borrower must make a principal payment in the amount necessary, if any, to reduce the principal balance of this Note to the reduced maximum Borrowing amount.

          2. OTHER TERMS. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

         DATED April 1, 1998




Bank:                              Borrower:


SEAFIRST BANK                      TULLYS COFFEE CORPORATION


By /s/ Mary Knell                 By /s/ Tom T. O'Keefe
  -------------------                 ---------------------------
                                        TOM T. O'KEEFE, PRESIDENT
Title  Vice President
      -------------------

[Letterhead]                                           LOAN MODIFICATION
                                                               AGREEMENT
-----------------------------------------------------------------------------


          This agreement amends the PROMISSORY NOTE dated DECEMBER 15, 1996 ("Note") executed by TULLYS COFFEE CORPORATION ("Borrower") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DOING BUSINESS AS SEAFIRST BANK ("Bank"), regarding a loan in the maximum principal amount of $3,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

          1. CREDIT LIMIT. The maximum principal amount of Borrower's line of credit is hereby changed to $3,500,000.00, and Borrower's maximum liability for principal under the Note is also changed to $3,500,000.00. Then, on March 31, 1998, the maximum principal amount of Borrower's line of credit will be decreased to $3,000,000.00 and Borrower's maximum liability for principal under the Note is also decreased to $3,000,000.00. Borrower must make a principal payment in the amount necessary, if any, to reduce the principal balance of this Note to the reduced maximum Borrowing amount.

          2. MODIFICATION FEE. Borrower shall pay to Bank a modification fee of $1,000.00 upon execution of this Agreement.

          3. OTHER TERMS. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

         DATED February 9, 1998




Bank:                              Borrower:


SEAFIRST BANK                      TULLYS COFFEE CORPORATION



By /s/ Mary Knell                 By /s/ Tom T. O'Keefe
  -------------------                 ---------------------------
                                        TOM T. O'KEEFE, PRESIDENT
Title  Vice President
      ---------------------------




Consent of Guarantors:



By /s/ Tom T. O'Keefe
   ---------------------------
     TOM T. O'KEEFE



By /s/ George E. Hubman
  ----------------------------
    GEORGE E. HUBMAN

[LETTERHEAD]


MARY A. KNELL
Vice President
Metropolitan Wholesale Banking

June 8, 1998


Mr. Stephen Griffin
Vice President - Finance
Tully's Coffee Corporation
2010 Airport Way South
Seattle, WA 98134

RE:  Business Loan Agreement dated December 15, 1996

Dear Steve:

This is to inform you that we consent and waive effective upon your acknowledgement and acceptance below, the following provision contained under the Business Loan Agreement dated December 15, 1996 between Seafirst Bank ("Bank") and Tully's Coffee Corporation ("Borrower"):

- Section 5.5: Bank hereby consents to the Borrower's purchase of Spinelli Coffee Company under a Stock Purchase Agreement;

- Section 11.4: Bank hereby waives covenant that proceeds from additional equity capital or subordinated debt will be applied to the outstanding balance of the revolving credit commitment and permits up to $8,000,000 to to be used for the purchase of Spinelli Coffee Company and related expenses.

This waiver shall not be construed as a course of conduct. All other conditions not specifically waived hereby shall be strictly construed. Please sign below and return a copy to my attention at your earliest convenience.


Very truly yours,


/s/ Mary A. Knell
----------------------
Mary A. Knell

Accepted by:
Tully's Coffee Corporation


By: _____________________________

Its: ____________________________

[LETTERHEAD]


MARY A. KNELL
Vice President
Metropolitan Wholesale Banking

March 1, 1998


Mr. Stephen Griffin
Vice President - Finance
Tully's Coffee Corporation
2010 Airport Way South
Seattle, WA 98134

RE:  Business Loan Agreement dated December 15, 1996

Dear Steve:

This is to inform you that we waive the following provision contained under the Business Loan Agreement dated December 15, 1996 between Seafirst Bank ("Bank") and Tully's Coffee Corporation ("Borrower"):

- Section 4.3: Bank hereby waives the minimum tangible net worth at all times covenant of $250,000 for the period from February 28, 1998 to August 31, 1998


This waiver shall not be construed as a course of conduct. All other conditions not specifically waived hereby shall be strictly construed. Please sign below acknowledging your acceptance and return a copy to my attention at your earliest convenience.



Very truly yours,


/s/ Mary A. Knell
----------------------
Mary A. Knell

Accepted by:
Tully's Coffee Corporation


By: _____________________________

Its: ____________________________